UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 11, 2026

Sprout Social, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39156	27-2404165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 South Dearborn St., Suite 700			60603
Chicago	,	Illinois
(Address of Principal Executive Offices)			(Zip Code)

(866) 878-3231
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Interim Principal Financial Officer and Interim Principal Accounting Officer

On March 11, 2026, the Board of Directors of Sprout Social, Inc. (the "Company") appointed Ryan Barretto, the Company's Chief Executive Officer ("CEO"), to serve as the Company's interim principal financial officer and interim principal accounting officer, effective as of March 11, 2026 until such time as a replacement is named. Mr. Barretto is assuming these roles from Joe Del Preto, who, as previously announced, has resigned as the Company's Chief Financial Officer and Treasurer, effective March 11, 2026.

Mr. Barretto’s biographical information is set forth in the Company's Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2025, and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Barretto and any other persons pursuant to which Mr. Barretto was selected as the Company's interim principal financial officer and interim principal accounting officer. Mr. Barretto does not have any family relationship with any of the Company's other directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Barretto does not have any direct or indirect interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Mr. Barretto will not receive any additional compensation in connection with serving as the Company's interim principal financial officer and interim principal accounting officer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPROUT SOCIAL, INC.

By:	/s/ Heidi Jonas
Name:	Heidi Jonas
Title:	General Counsel and Secretary
Date: March 12, 2026